Exhibit 99.1

          Plumtree Software Announces Record Fourth Quarter,
          Full Year 2004 Revenues; Plumtree Reports 18% Year over Year Revenue Growth, Adds $3.6 Million in Cash

    SAN FRANCISCO--(BUSINESS WIRE)--Jan. 27, 2005--Plumtree Software (Nasdaq:PLUM) today announced results for its fourth quarter ended December 31, 2004. Revenue for the fourth quarter of 2004 was $24.5 million, compared to $22.5 million in revenue for the third quarter of 2004 and $18.8 million for the comparable quarter last year, representing a 30% revenue increase over the fourth quarter of 2003, and an 8% revenue growth over the third quarter of 2004. Revenue for fiscal year 2004 was $84.1 million, representing 18% year over year revenue growth over fiscal 2003. Net income for the fourth quarter of 2004 calculated in accordance with generally accepted accounting principles (GAAP) was $140,000, or $0.00 per share, compared to a net loss of $2.7 million, or ($0.08) per share, for the third quarter of 2004. Non-GAAP net income for the fourth quarter of 2004 was approximately $416,000, or $0.01 per share, compared to non-GAAP net loss of $2.1 million or ($0.06) per share, for the third quarter of 2004.
    Non-GAAP net income excludes charges for amortization of stock-based compensation, amortization of acquired technology, charges related to restructuring, and assumes an effective tax rate of 30% on net income, if any. A reconciliation of these non-GAAP results to GAAP results is included in the financial tables below.
    As of December 31, 2004, Plumtree's cash, cash equivalents and short-term investments were $65 million, an increase of $3.6 million from $61.4 million in the previous quarter in 2004. Plumtree has no long-term debt.
    "We are very pleased to have achieved our third sequential quarter of revenue growth," said John Kunze, CEO and President of Plumtree Software. "With 18% year over year revenue growth and record quarterly and fiscal revenues, we closed a strong 2004 on a very successful note."
    Mr. Kunze continued, "Over the past three quarters, we achieved numerous operational objectives and finalized the expansion of our senior executive management team. We also met our stated goal of returning to net cash positive, and have completed significant infrastructure investments in the business. We look to leverage the benefits of our investments in 2005."

    Fourth Quarter Highlights

    2004 fourth quarter highlights include:

    Customer Success: Plumtree signed 97 transactions this quarter, adding 38 new customers, including Department of Homeland Security, K. Hovnanian Companies, LLC, Discount Tire Company, Stiefel Laboratories, Inc., Exhibitgroup/Giltspur, DRI, Tepco Systems Corporation, Urban Science, RINA, Sericol, Mars Hill Church and more.

    Integrated Activity Management (IAM) Messaging: According to Gartner and Meta Group, the portal market is evolving into a composite application framework, a direction supported by Plumtree's corporate strategy. In October 2004, Plumtree announced an expanded company charter aimed at delivering a new breed of composite applications called Integrated Activity Management applications. In this quarter, Plumtree saw a rise in the number of its customers successfully building and deploying these sophisticated applications. Syncrude Canada, the world's largest producer of crude oil from oil sands, developed an IAM application to track information and complex decision-making in and out of the field. In creating the application, many separate back-end systems, mostly for monitoring costs and plant production information, were integrated. As a result, 80 percent of Syncrude's mission-critical applications are now available within one click in the portal. Additionally, different groups within Syncrude can make collaborative decisions about field operations. Mazda North American Operations used the Plumtree portal platform to create a dashboard application for regional managers to analyze consolidated data regarding sales and customer support performance and to track sales figures for nation-wide dealerships. With its deployment, the time it takes for Mazda's regional managers to prepare for dealership visits and reviews decreased by over 50 percent.

    Major Product Updates: Plumtree shipped Collaboration Server 4.0 and Content Server 6.0. In addition, Plumtree released Web Services based Application Programming Interfaces, or APIs, for both the Content and Collaboration Server products. Content Server 6.0, Collaboration Server 4.0, and the APIs released for use with these products are key elements of Plumtree's platform for delivering composite applications that integrate human-managed activities across systems, audiences and business processes.

    Industry Recognition: Plumtree was named a leader for its third consecutive year in Meta Group's METAspectrum report on Enterprise Portal Frameworks. The report recognized the Plumtree Corporate Portal
5.0 for its best of breed technology that can work across the widest array of applications and third party infrastructure, and its compatibility with native Java and .NET. In addition, Plumtree is a recipient of InfoWorld's 2005 Technology of the Year award. The Plumtree Enterprise Web Suite was honored with "Best Enterprise Portal" for its outstanding application deployment and was selected over IBM and Microsoft by InfoWorld for its ease of integrating with applications. Each year, InfoWorld recognizes significant technologies and products that promise to make the greatest impact on enterprise IT strategies.

    New Executive Hires: In continuing to strengthen Plumtree's sales and marketing teams, Plumtree hired several software industry veterans, including:

    -- Vice president of marketing, Sharon Thompson. Ms. Thompson has nearly 20 years experience in the marketing arena and has held various management positions at IBM, Intel, and Informix. Ms. Thompson will lead the strategy and direction of Plumtree's communications groups worldwide.

    -- Vice president of sales, EMEA, Shak Akhtar. An industry veteran, Mr. Akhtar has 20 years experience in sales and operations and held numerous executive and management positions at QRS Corporation , i2 Technologies, SAP (UK) and J.D. Edwards (UK). Mr. Akhtar is responsible for driving sales in the EMEA region.

    Q1 2005 Financial Outlook

    Plumtree Software currently anticipates first quarter 2005 revenue to be between $23.0 million and $24.0 million. On a non-GAAP basis, the company projects first quarter 2005 net income / (loss) between ($0.02) and $0.00 per share. Non-GAAP net loss per share in Plumtree's first quarter outlook excludes amortization of deferred stock-based compensation estimated to be $40,000, and assumes an effective tax rate of 30% on net income, if any. Giving effect to these exclusions, first quarter 2005 GAAP net loss is currently expected to be between ($0.03) and ($0.01) per share. For a discussion of factors that could cause actual results to differ materially from these targets, see "Safe Harbor Statement and Caution" below.

    Conference Call

    Interested parties can hear the conference call concerning Plumtree's financial results for the fourth quarter on Thursday, January 27, 2005 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 888-655-9181 domestically or 773-756-0108 internationally. The passcode for the teleconference is Plumtree. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree's first quarter 2005 financial results. An audio replay of the call will also be available until February 11, 2005. The dial-in number for the audio replay is 800-489-7539 domestically and 402-344-6830 internationally. The passcode for the audio replay is Plumtree.

    About Plumtree Software

    Plumtree Software is a global pioneer in creating advanced software environments where information resources work together with human ingenuity. Well established as the portal thought leader, Plumtree enables a full, rich suite of applications that coordinate human-managed activities across systems, processes and business boundaries. With its flexible and open portal system, Plumtree delivers smart solutions throughout the enterprise and beyond. Progressive enterprises large and small, like Airbus, Mazda, Pratt & Whitney and the U.S. Navy depend on Plumtree to help them rapidly harness untapped potential in their organizations. For more information, visit www.plumtree.com.

    Plumtree is a registered trademark of Plumtree Software, Inc.
and/or its subsidiaries in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Safe Harbor Statement and Caution

    This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include: statements regarding our current financial outlook for the first quarter of 2005; our expected revenue and sales growth; anticipated positive trends in our business; our expectation of leveraging prior investments in the business; expected success of our new product offerings; anticipated benefits from our management additions, recent sales and channel executive hirings; completion of the senior executive management team; the anticipated growth of our recently announced composite Integrated Activity Management (IAM) applications; and the increase in the number of customers successfully building and deploying IAM applications. These forward looking statements are subject to numerous risks and uncertainties and actual results may vary materially. We may not achieve anticipated future operating results or the benefits expected from our new product developments and our new management and sales personnel. Our success depends on, among other factors, continued customer demand and interest in our current and new products; our ability to compete with our larger competitors that may have longer operating histories, more established product offerings and greater resources; our success in building product pipeline, improving sales execution and achieving growth through our solutions sales model, through our recent sales realignment, management additions and otherwise; and the success of our channel initiatives and developer program. Other risks and uncertainties include risks associated with an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree's sales cycle; the success of major version releases, new platforms, applications and tools; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; failure to manage technological change; our ability to expand into and within global markets; our ability to manage costs; our ability to provide a return on investment to our customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company's most recent Annual Report filed with the Securities and Exchange Commission ("SEC") on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.
    Each third party opinion or survey results noted in this release contains only one subjective evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. These results and opinions should not be deemed to be an endorsement of Plumtree or any company or product. Any analyst opinion or survey represents only one of many information sources available and decision-makers should not rely solely on any one evaluation. Industry surveys and published analyst opinions are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

    Use of GAAP and Non-GAAP Results

    Plumtree's management believes that a presentation of operating costs and expenses excluding amortization of deferred stock-based compensation, amortization of acquired technology and charges related to restructuring, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our underlying cost and expense levels. Presentation of non-GAAP net income and earnings per share information provides greater comparability of Plumtree's financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of non-GAAP results to GAAP results is provided in the financial tables below.



                       PLUMTREE SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                  Three Months
                                     Ended              Year Ended
                                  December 31,         December 31,
                                2004        2003       2004     2003
                             ----------- ----------- -------- --------
                             (unaudited) (unaudited)
Revenue:
  Licenses                      $10,373      $8,838  $35,727  $34,044
  Services and maintenance       14,100       9,934   48,421   37,408
                             ----------- ----------- -------- --------
  Total revenue                  24,473      18,772   84,148   71,452

Cost of revenue:
  Licenses                          288        (263)   1,369      625
  Services and maintenance        5,405       3,438   19,036   11,331
  Amortization of stock-
   based compensation &
   acquired technology              312         462    1,592    1,823
                             ----------- ----------- -------- --------
  Total cost of revenue           6,005       3,637   21,997   13,779
                             ----------- ----------- -------- --------

  Gross margin                   18,468      15,135   62,151   57,673

Operating expenses:
  Research and development        6,432       5,283   24,495   20,667
  Sales and marketing             9,669       8,168   36,416   30,637
  General and administrative      2,943       2,015   10,889    6,845
  Restructuring charges               -           -      307      475
  Amortization of stock-
   based compensation                37         265      372    1,117
                             ----------- ----------- -------- --------
  Total operating expenses       19,081      15,731   72,479   59,741
                             ----------- ----------- -------- --------

  Income (loss) from
   operations                      (613)       (596) (10,328)  (2,068)

  Interest and other income,
   net                              858         254    1,283    1,425
                             ----------- ----------- -------- --------

  Income (loss) before
   income taxes                     245        (342)  (9,045)    (643)

  Provision for income taxes        105         210      581      824
                             ----------- ----------- -------- --------

  Net income (loss)                $140       $(552) $(9,626) $(1,467)
                             =========== =========== ======== ========

Net income (loss) per share:
  Basic                           $0.00      $(0.02)  $(0.30)  $(0.05)
                             =========== =========== ======== ========

  Diluted                         $0.00      $(0.02)  $(0.30)  $(0.05)
                             =========== =========== ======== ========

Shares used to compute net
 income (loss) per share:
  Basic                          32,302      31,204   32,039   30,640
                             =========== =========== ======== ========

  Diluted                        34,216      31,204   32,039   30,640
                             =========== =========== ======== ========


                       PLUMTREE SOFTWARE, INC.
     NON GAAP(a) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
              /--------------- Non GAAP ---------------/

                                  Three Months
                                     Ended              Year Ended
                                  December 31,         December 31,
                                2004        2003       2004     2003
                             ----------- ----------- -------- --------
Revenue:                     (unaudited) (unaudited)
  Licenses                      $10,373      $8,838  $35,727  $34,044
  Services and maintenance       14,100       9,934   48,421   37,408
                             ----------- ----------- -------- --------
  Total revenue                  24,473      18,772   84,148   71,452

Cost of revenue:
  Licenses                          288        (263)   1,369      625
  Services and maintenance        5,405       3,438   19,036   11,331
                             ----------- ----------- -------- --------
  Total cost of revenue           5,693       3,175   20,405   11,956
                             ----------- ----------- -------- --------

  Gross margin                   18,780      15,597   63,743   59,496

Operating expenses:
  Research and development        6,432       5,283   24,495   20,667
  Sales and marketing             9,669       8,168   36,416   30,637
  General and administrative      2,943       2,015   10,889    6,845
                             ----------- ----------- -------- --------
  Total operating expenses       19,044      15,466   71,800   58,149
                             ----------- ----------- -------- --------

  Non GAAP income (loss)
   from operations                 (264)        131   (8,057)   1,347

  Interest and other income,
   net                              858         254    1,284    1,425
                             ----------- ----------- -------- --------

  Non GAAP income (loss)
   before income taxes              594         385   (6,773)   2,772

  Non GAAP income taxes(b)          178         115        -      832
                             ----------- ----------- -------- --------

  Non GAAP net income (loss)       $416        $270  $(6,773)  $1,940
                             =========== =========== ======== ========

Non GAAP net income (loss)
 per share:
  Basic                           $0.01       $0.01   $(0.21)   $0.06
                             =========== =========== ======== ========

  Diluted                         $0.01       $0.01   $(0.21)   $0.06
                             =========== =========== ======== ========

Shares used to compute net
 income (loss) per share:
  Basic                          32,302      31,204   32,039   30,640
                             =========== =========== ======== ========

  Diluted                        34,216      34,296   32,039   33,279
                             =========== =========== ======== ========

    (a) Non GAAP Statements of Operations excludes $48, $332, $480 and $1,364 of amortization of stock based compensation, respectively and $301, $394, $1,484 and $1,577, of amortization of acquired technology, respectively. In addition, the Non GAAP Statement of Operations for the year ended December 31, 2004 and 2003 excludes $307 and $475 respectively of restructuring costs.

    (b) Assumes an annualized effective tax rate of 30% on net income, if any.


                       PLUMTREE SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                As of        As of
                                             December 31, December 31,
                                                2004         2003
                                             ------------ ------------

                                 ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                                   $65,034      $67,689
  Accounts receivables, net of allowances         20,552       17,171
  Other current assets                             2,313        2,079
                                             ------------ ------------
  Total current assets                            87,899       86,939

  Property and equipment, net                      2,532        1,798

  Other long-term assets                             380        2,025

                                             ------------ ------------
                                                 $90,811      $90,762
                                             ============ ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $1,841       $1,312
  Accrued and other current liabilities           14,944       12,084
  Deferred revenues                               20,804       18,366
                                             ------------ ------------
  Total current liabilities                       37,589       31,762

  Long-term liabilities                            2,216        1,109
                                             ------------ ------------

  Total Liabilities                               39,805       32,871

  Total Stockholders' Equity                      51,006       57,891
                                             ------------ ------------

                                             ------------ ------------
                                                 $90,811      $90,762
                                             ============ ============

    CONTACT: Plumtree Software
             JoAnn Horne, 415-445-3234 (Investors)
             JoAnn@MarketStreetPartners.com
             Marissa Lee, 415-399-7109 (Press)
             Marissa.Lee@Plumtree.com